EXHIBIT 3.1(a)


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

           (Before Payment of Capital or Issuances of Stock) Filed by:

             Candice Maerz                             Terrie L. Bates
     name of incorporator or director           name of incorporator or director

     certify that:

     1.  They constitute at least two-thirds of the original incorporators or of
         the directors of    AGRI NET, INCORPORATED      , a Nevada corporation.

     2.  The original Articles were filed in the Office of the Secretary of
         State on     September 12, 1996.

     3. As of the date of this certificate, no stock of the corporation has been issued.

     4. They hereby adopt the following amendments to the articles of incorporation of this corporation:
         Article           1          is amended to read as follows:

         NAME OF CORPORATION:               NewCom INTERNATIONAL INC.

                 FILED
           IN THE OFFICE OF THE
         SECRETARY OF STATE OF THE
             STATE OF NEVADA

               OCT 24 1996
               No C19346-96
             /s/ Dean Heller
       Dean Heller, Secretary of State

                                      /s/ Terrie L. Bates

                                      /s/ Candice Maerz

state of          Arizona
                         }ss.

County of Maricopa

     On           October 24, 1996   , personally appeared before me, a
Notary Public,     Candice Maerz and Terrie L. Bates     , who acknowledged that
they executed the above instrument.


                                                 /s/  Vickie M. Prince

                                                      Signatory of Notary

                                                             RECEIVED
                                                           OCT 24 1996
                                                            10:30 /s/ EB
                                                         Secretary of State

     (Notary Stamp or Seal)

(NEV. - 987 - 10/27/95)

                                                          STATE OF NEVADA
                                                         Secretary of State

                                                 I hereby certify that this is a
                                                 true and complete copy of the
                                                  document as filed in this
                                                  office.

                                                             SEP 13 '96

                                                          /s/ Dean Heller
                                                            DEAN HELLER
                                                         Secretary of State

                                                  By      /s/ Mary M. Nogales